EXHIBIT 10.2

MANAGEMENT SERVICES AGREEMENT

among

DC INDUSTRIAL LIQUIDATING TRUST,

DC LIQUIDATING ASSETS HOLDCO LLC

and

DCG LIQUIDATING ADVISOR LLC

MANAGEMENT SERVICES AGREEMENT

THIS MANAGEMENT SERVICES AGREEMENT, dated as of November 3, 2015 is among DC Industrial Liquidating Trust, a Maryland statutory trust (the “Trust”), DC Liquidating Assets Holdco LLC, a Delaware limited liability company (“Holdco”) and DCG Liquidating Advisor LLC, a Delaware limited liability company.

W I T N E S S E T H

WHEREAS, the Agreement and Plan of Merger, dated July 28, 2015, by and among Industrial Income Trust Inc. (“IIT”), Western Logistics LLC, a Delaware limited liability company, and Western Logistics II LLC (the “Merger Agreement”), provides for the liquidation of the assets of IIT and its subsidiaries not disposed of in the merger contemplated by the Merger Agreement (such plan of liquidation, the “Plan”);

WHEREAS, in accordance with the Plan, IIT has transferred its indirect ownership interests in the Retained Properties (as defined herein) to Holdco, which has been formed to complete the development, lease-up, operation, sale and distribution of the proceeds of the sales of the Retained Properties;

WHEREAS, in accordance with the Plan, IIT has transferred the common membership interests in Holdco to the Trust for the benefit of IIT’s stockholders in exchange for units of beneficial interest in the Trust, which IIT has distributed to its stockholders;

WHEREAS, the Trust is the managing member of Holdco and conducts all its business and holds all investments in Assets through Holdco;

WHEREAS, the Trust and Holdco desire to avail themselves of the experience, sources of information, advice, assistance and certain facilities of the Advisor (as defined herein) and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the Trustees of the Trust, all as provided herein;

WHEREAS, the Advisor is willing to undertake to render such services, subject to the supervision of the Trustees, on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1. DEFINITIONS. As used in this Management Services Agreement (the “Agreement”), the following terms have the definitions hereinafter indicated:

Acquisition Expenses. Any and all expenses, exclusive of Acquisition Fees, incurred by the Trust, Holdco, the Advisor, or any of their Affiliates in connection with the development or construction of any Asset.

Acquisition Fees. Any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Trust, Holdco or the Advisor) in connection with the development or construction of a Property, including Construction Fees, if any, nonrecurring management fees, loan fees, points or any other fees of a similar nature. Excluded shall be development fees and construction fees paid to any Person not affiliated with the Advisor in connection with the actual development and construction of a project.

Advisor. DCG Liquidating Advisor LLC, a Delaware limited liability company, any successor advisor to the Trust, Holdco or any person or entity to which DCG Liquidating Advisor LLC or any successor advisor subcontracts substantially all of its functions. Notwithstanding the forgoing, a Person hired or retained by DCG Liquidating Advisor LLC to perform property and securities management and related services for the Trust or Holdco that is not hired or retained to perform substantially all of the functions of DCG Liquidating Advisor LLC with respect to the Trust or Holdco as a whole shall not be deemed to be an Advisor.

Affiliate or Affiliated. With respect to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent (10%) or more of the outstanding voting securities of such other Person; (ii) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

Asset. Any Property or other investment (other than investments in bank accounts, money market funds or other current assets) owned by the Trust, directly or indirectly through one or more of its Affiliates.

Asset Management Fee. A fee paid to the Advisor as compensation for services rendered in connection with the management and Disposition of the Trust’s Assets.

Board of Trustees or Board. The persons holding such office, as of any particular time, under the Trust Agreement of the Trust, whether they be Trustees named therein or additional or successor Trustees.

Cause. With respect to the termination of this Agreement, fraud, criminal conduct or willful misconduct by the Trust and/or Holdco or the Advisor, as applicable, or a material breach of this Agreement by the Trust and/or Holdco or the Advisor, as applicable, which has not been cured within 30 days of such breach.

Code. Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

Construction Fees. The term “Construction Fees” shall mean a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or provide major repairs or rehabilitations on a Property.

Contract Purchase Price. The term “Contract Purchase Price” shall mean the amount actually paid or allocated in respect of (i) the acquisition of a Property by the Trust or IIT or (ii) the origination or acquisition of Mortgages, other debt investments or other investments; in each case including any third party expenses, debt, whether borrowed or assumed, and exclusive of Acquisition Fees and Acquisition Expenses by the Trust or IIT.

Contract Sales Price. The total consideration paid in connection with a Disposition, including without limitation, any debt or other liabilities assumed or taken subject to by an acquirer. Without limiting the generality of the foregoing, in any transaction involving the acquisition of the equity of the Trust, Holdco or other selling entity, the Contract Sales Price will be deemed to include (whether or not expressed in the net per share price), the value assigned by the applicable buyer to all assets (or the value of such assets implied by such buyer’s offer) before subtracting liabilities to derive the net per share purchase price.

Disposition. The term “Disposition” shall include (A) a sale of one or more Assets, (B) a sale of one or more Assets effectuated either directly or indirectly through the sale of any entity owning such Assets, including, without limitation, the Trust or Holdco, or (C) a sale, merger or other transaction in which the Unitholders either receive, or have the option to receive, cash, securities redeemable for cash, and/or securities of a publicly traded company.

Distributions. Any distributions of money or other property by the Trust to owners of Units, including distributions that may constitute a return of capital for federal income tax purposes.

GAAP. Generally accepted accounting principles as in effect in the United States of America from time to time.

Holdco. The term “Holdco” shall have the meaning set forth in the preamble of this Agreement.

Holdco LLC Agreement. The amended and restated limited liability company agreement among the Trust and Industrial Income Advisors Group LLC, dated this date, as it may be amended from time to time.

IIT. The term “IIT” shall have the meaning set forth in the recitals to this Agreement.

Independent Trustees. The term “Independent Trustees” shall have the meaning set forth in the Trust Agreement.

Liquidity Event. The term “Liquidity Event” shall include, but shall not be limited to, (i) a sale, merger or other transaction in which the Unitholders either receive, or have the option to receive, cash, securities redeemable for cash, and/or securities of a publicly traded company, and (ii) the sale of all or substantially all of the Trust’s Assets where Unitholders either receive, or have the option to receive, cash or other consideration.

Merger Agreement. The term “Merger Agreement” shall have the meaning ascribed thereto in the recitals to this Agreement.

Mortgages. In connection with mortgage financing provided, invested in, participated in or purchased by IIT, all of the notes, deeds of trust, security interests or other evidences of indebtedness or obligations, which are secured or collateralized by Real Property owned by the borrowers under such notes, deeds of trust, security interests or other evidences of indebtedness or obligations.

Person. An individual, corporation, partnership, trust, joint venture, limited liability company or other entity.

Plan. The term “Plan” shall have the meaning ascribed thereto in the recitals to this Agreement.

Property or Properties. All or a portion of the Real Property or Real Properties acquired by the Trust, directly or indirectly through joint venture or co-ownership arrangements or other partnership or investment entities, including the Retained Properties.

Real Property. Land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land. Properties sold by the Trust or any Affiliate to investors in tenancy-in-common interests (or pursuant to a Delaware statutory trust), beneficial interests in Delaware statutory trusts, and or similar interests shall be deemed Real Property for the purposes of this definition so long as (i) such properties are being leased by the Trust or any Affiliate from the tenancy-in-common (or Delaware statutory trust) investors, and (ii) such properties are reflected as Assets of the Trust in accordance with GAAP.

Retained Properties. The Real Properties listed on Appendix A to this Agreement.

Termination Date. The date of termination of this Agreement.

Total Project Cost. With regard to any Real Property acquired prior to or during the development, construction or improvement stages, all hard and soft costs and expenses paid or incurred by or on behalf of Holdco, or by or on behalf of IIT or Holdco prior to the contribution of such Real Property to Holdco, that are in any way related to the development, construction, improvement or stabilization (including tenant improvements) of such Real Property, including, but not limited to, any debt, whether borrowed or assumed, land and construction costs.

Trust. The term “Trust” shall have the meaning set forth in the preamble of this Agreement.

Trust Agreement. The Agreement and Declaration of Trust of the Trust, as amended from time to time.

Trustee. A member of the Board of Trustees of the Trust.

Units. The units of beneficial interest of the Trust.

Unitholders. The holders of the Units.

2. APPOINTMENT. The Trust and Holdco hereby appoint the Advisor to serve as their advisor on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment.

3. DUTIES OF THE ADVISOR. The Advisor undertakes to use its reasonable efforts to provide asset, development, development and construction oversight and operating oversight services for the Assets, to assist in the sale of such Assets, and to provide administrative services to the Trust, Holdco and their subsidiaries, as determined and adopted from time to time by the Board of Trustees. In performance of this undertaking, subject to the supervision of the Board of Trustees and consistent with the provisions of the Trust Agreement and the Holdco LLC Agreement, and subject to the condition that any investment advisory services provided with respect to securities shall be provided by a registered investment adviser, the Advisor shall, either directly or by engaging an Affiliated or non-Affiliated Person:

(a) provide the daily management for the Trust and Holdco and perform and supervise the various administrative functions reasonably necessary for the management of the Trust and Holdco, including, without limitation: (i) provide or arrange for administrative services and items, legal and other services, office space, office furnishings, personnel and other items necessary and incidental to the Trust’s business and operations; (ii) maintain accounting data and any other information requested concerning the activities of the Trust and Holdco as shall be required to prepare and to file any required periodic financial reports with the Securities and Exchange Commission and any other regulatory agency, including annual financial statements; (iii) oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters; (iv) manage and coordinate with the transfer agent the payment of Distributions to Unitholders; (v) consult with and assist the Board of Trustees in evaluating and obtaining adequate insurance coverage based upon risk management determinations; (vi) provide the Board of Trustees with updates related to the overall regulatory environment affecting the Trust and Holdco, as well as managing compliance with such matters; (vii) consult with the Board of Trustees with respect to the governance structure and appropriate policies and procedures related thereto; (viii) oversee all reporting, record keeping, internal controls and similar matters in a manner to allow the Trust and Holdco to comply with applicable law; (ix) manage communications with Unitholders, including answering phone calls, preparing and sending written and electronic reports and other communications; and (x) establish technology infrastructure to assist in providing Unitholder support and service;

(b) investigate, select, and, on behalf of the Trust and Holdco, engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, real estate management companies, real estate operating companies, securities investment advisors, mortgagors, and any and all agents for any of the foregoing, including Affiliates of the Advisor, and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services, including but not limited to entering into contracts in the name of the Trust and Holdco with any of the foregoing;

(c) consult with the Board of Trustees and officers of the Trust and its subsidiaries and assist the Board of Trustees in the formulation and implementation of the Trust’s financial policies, and, as necessary, furnish the Board of Trustees with advice and recommendations with respect to the making of investments consistent with the purpose, investment objectives and policies of the Trust and in connection with any borrowings proposed to be undertaken by the Trust and/or Holdco;

(d) subject to the provisions of Paragraphs 3(e) and 4 hereof, (i) arrange for financing and refinancing and make other changes in the asset or capital structure of, and dispose of, or otherwise deal with, investments; and (ii) enter into leases and service contracts for Properties and, to the extent necessary, perform all other operational functions for the maintenance and administration of such Properties;

(e) obtain the prior approval of the Board, any particular Trustees specified by the Board or any committee of the Board, as the case may be, for any and all Dispositions of Real Properties;

(f) make Dispositions of Assets within the discretionary limits and authority as granted by the Board;

(g) negotiate on behalf of the Trust and Holdco with banks or lenders for loans to be made to the Trust and Holdco, or obtain loans for the Trust and Holdco, but in no event in such a way so that the Advisor shall be acting as broker-dealer or underwriter; and provided, further, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Trust or Holdco;

(h) obtain reports (which may but are not required to be prepared by the Advisor or its Affiliates), where appropriate, concerning the value of investments of the Trust and/or Holdco in Assets;

(i) from time to time, or at any time reasonably requested by the Board of Trustees, make reports to the Board of Trustees of its performance of services to the Trust and Holdco under this Agreement, including reports with respect to potential conflicts of interest involving the Advisor or any of its Affiliates;

(j) provide the Trust and Holdco with all necessary cash management services;

(k) consult with the Board of Trustees and provide assistance with the evaluation and approval of potential Dispositions or other Liquidity Events;

(l) structure and negotiate the terms and conditions of transactions pursuant to which Dispositions may be made;

(m) do all things necessary to assure its ability to render the services described in this Agreement;

(n) deliver to or maintain on behalf of the Trust copies of all appraisals obtained in connection with the investments in Real Properties and all valuations of other Assets as may be required to be obtained by the Board;

(o) before such transactions are completed, notify and obtain the approval of a majority of the Board of Trustees (including a majority of the Independent Trustees) for all non-affiliated Dispositions of Properties; and

(p) before such transactions are completed, notify and obtain the approval of a majority of the Board of Trustees (including a majority of the Independent Trustees) for all affiliated transactions.

Notwithstanding the foregoing, the Advisor may delegate any or all of the foregoing duties to any Person so long as the Advisor or any Affiliate remains responsible for the performance of the duties set forth in this Paragraph 3, subject to the prior consent of the Trust if all or substantially all of such duties are delegated to a Person that is not an Affiliate.

4. AUTHORITY OF ADVISOR.

(a) Pursuant to the terms of this Agreement (including the restrictions included in this Paragraph 4 and in Paragraph 7), and subject to the continuing and exclusive authority of the Board of Trustees over the management of the Trust, the Board of Trustees hereby delegates to the Advisor the authority to (1) structure the terms and conditions of transactions pursuant to which investments will be made or disposed of for the Trust and Holdco, (2) dispose of investments in compliance with the purpose, investment objectives and policies of the Trust and Holdco, (3) arrange for financing or refinancing for Assets, (4) enter into leases and service contracts for Properties, (5) oversee Affiliated and non-Affiliated property managers who perform services for the Trust or Holdco, (6) oversee Affiliated and non-Affiliated Persons with whom the Advisor contracts to perform certain of the services required to be performed under this Agreement, (7) manage communications with Unitholders, and (8) manage public reporting, internal controls, accounting and other record-keeping functions and general corporate services for the Trust and Holdco.

(b) In connection with a proposed transaction, the Advisor will deliver to the Board or to any delegated committee of the Board or other group of Trustees, as the case may be all documents and other information required by them to properly evaluate the proposed transaction.

The prior approval of a majority of the Board of Trustees (including a majority of the Independent Trustees) will be required for each transaction to which the Advisor or its Affiliates is a party. The Board of Trustees may, at any time upon the giving of written notice to the Advisor, modify or revoke the authority set forth in this Paragraph 4. If and to the extent the Board so modifies or revokes the authority contained herein, the Advisor shall henceforth submit to the Board for prior approval such proposed transactions involving investments in Assets as thereafter require prior approval, provided however, that such modification or revocation shall be effective upon receipt by the Advisor and shall not be applicable to investment transactions to which the Advisor has committed the Trust prior to the date of receipt by the Advisor of such notification.

5. BANK ACCOUNTS. The Advisor may establish and maintain one or more bank accounts in its own name for the account of the Trust and/or Holdco or in the name of the Trust and Holdco and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Trust and/or Holdco, under such terms and conditions as the Board of Trustees may approve, provided that no funds shall be commingled with the funds of the Advisor; and the Advisor shall from time to time render appropriate accountings of such collections and payments to the Board of Trustees and to the auditors of the Trust.

6. RECORDS; ACCESS. The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Board of Trustees and by counsel, auditors and authorized agents of the Trust, at any time or from time to time during normal business hours. The Advisor shall at all reasonable times have access to the books and records of the Trust and Holdco.

7. LIMITATIONS ON ACTIVITIES. Anything else in this Agreement to the contrary notwithstanding, the Advisor shall refrain from taking any action which, in its sole judgment made in good faith, would (a) subject the Trust to regulation under the Investment Company Act of 1940, as amended or (b) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Trust or its Units, or otherwise not be permitted by the Trust Agreement of the Trust, except if such action shall be ordered by the Board of Trustees, in which case the Advisor shall notify promptly the Board of Trustees of the Advisor’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board of Trustees. In such event the Advisor shall have no liability for acting in accordance with the specific instructions of the Board of Trustees so given. Notwithstanding the foregoing, the Advisor, its members, managers, directors, officers, employees and stockholders, and members, managers, stockholders, directors and officers of the Advisor’s Affiliates, shall not be liable to the Trust or to the Board of Trustees or Unitholders for any act or omission by the Advisor, its members, managers, directors, officers or employees, or stockholders, members, managers, directors or officers of the Advisor’s Affiliates taken or omitted to be taken in the performance of their duties under this Agreement except as provided in Paragraph 19 of this Agreement.

8. RELATIONSHIP WITH TRUSTEES. Subject to Paragraph 7 of this Agreement, members, managers, directors, officers and employees of the Advisor or an Affiliate of the Advisor or any corporate parents of an Affiliate, may serve as a Trustee and as officers of the Trust and its subsidiaries, except that no member, manager, director, officer or employee of the Advisor or its Affiliates who also is a Trustee or officer of the Trust or its subsidiaries shall receive any compensation from the Trust for serving as a Trustee or officer of the Trust or its subsidiaries other than reasonable reimbursement for travel and related expenses incurred in attending meetings of the Board of Trustees and no such Trustee shall be deemed an Independent Trustee for purposes of satisfying the Trustee independence requirement set forth in the Trust Agreement.

9. FEES.

(a) Acquisition Fees. The Advisor shall receive Acquisition Fees in connection with each Asset developed on the Trust’s and/or Holdco’s behalf. In connection with providing services related to the development, construction, improvement or stabilization, including tenant improvements, of Real Properties (collectively, “Development Services”) or overseeing the provision of these services by third parties on behalf of the Trust (“Development Oversight Services”), the Acquisition Fee (the “Development Acquisition Fee”) will be an amount that will equal up to 4.0% of Total Project Cost of such Real Property. Any Acquisition Fees payable hereunder shall be cumulative, taking into account amounts of Acquisition Fees paid or incurred by or on behalf of IIT or Holdco to any Affiliate of the “Advisor” prior to the contribution of such Real Property to Holdco. If the Advisor engages a third party to provide Development Services directly to the Trust, the third party will be compensated directly by the Trust, and the Advisor will receive the Development Acquisition Fee if it provides the Development Oversight Services. Acquisition Fees associated with a given Asset shall be calculated in the currency used to acquire such Asset and payable in U.S. dollars. Acquisition Fees shall be paid as costs are incurred. The total of all Acquisition Fees and Acquisition Expenses payable with respect to any Asset, including any Development Acquisition Fees, shall not exceed 6% of the Contract Purchase Price or the Total Project Cost (as applicable) of such Asset unless fees in excess of such amount are approved by a majority of the Board of Trustees, including a majority of the Independent Trustees.

(b) Asset Management Fee. The Advisor shall receive the Asset Management Fee as partial compensation for services rendered in connection with the management and Disposition of the Trust’s Assets. The Asset Management Fee shall be payable by the Trust in cash, and may be deferred, in whole or in part, from time to time, by the Advisor (without interest). The Asset Management Fee shall consist of (i) a monthly fee equal to one-twelfth of 0.80% of the aggregate cost (before non-cash reserves and depreciation) of each Real Property determined on a cumulative basis taking into account amounts paid or incurred by or on behalf of IIT or Holdco prior to the contribution of such Real Property to Holdco and any subsequent investments by Holdco and (ii) in connection with a Disposition, a fee equal to 2.0% of the Contract Sales Price. With the exception of any portion of the Asset Management Fee related to a Disposition, which shall be payable at the time of such Disposition, the Asset Management Fee shall be payable on the 1st day of each month.

(c) Loans from Affiliates. The Advisor or any Affiliate thereof may not make any loan to the Trust or Holdco unless a majority of the Board of Trustees (including a majority of the Independent Trustees) approve the loan as being fair, competitive, and commercially reasonable and no less favorable to the Trust or Holdco than loans between unaffiliated parties under the same circumstances.

(d) Exclusion of Certain Transactions. In the event the Trust or Holdco shall propose to enter into any transaction with the Advisor, a Trustee or any Affiliate thereof, then such transaction shall be approved by a majority of the Board of Trustees (including a majority of the Independent Trustees) as fair and reasonable to the Trust.

10. EXPENSES.

(a) In addition to the compensation paid to the Advisor pursuant to Paragraph 9 hereof and subject to the limitations below, the Trust or Holdco shall pay directly or reimburse the Advisor for all of the expenses paid or incurred by the Advisor in connection with the services it provides to the Trust and Holdco pursuant to this Agreement, including, but not limited to:

(i) Acquisition Expenses;

(ii) the actual cost of goods and services used by the Trust and obtained from Persons not affiliated with the Advisor, other than Acquisition Expenses, including brokerage fees paid in connection with the purchase and sale of any securities;

(iii) interest and other costs for borrowed money, including discounts, points and other similar fees;

(iv) taxes and assessments on income of the Trust or Assets and any other taxes otherwise imposed on the Trust;

(v) costs associated with insurance required in connection with the business of the Trust or by the officers and Trustees;

(vi) expenses of managing and operating Assets owned by the Trust, whether payable to an Affiliate of the Trust or a non-affiliated Person;

(vii) all expenses in connection with payments to the Trustees and meetings of the Trustees and Unitholders;

(viii) expenses associated with a Disposition or Liquidity Event;

(ix) expenses connected with payments of Distributions in cash or otherwise made or caused to be made by the Trust to the Unitholders;

(x) expenses of organizing, revising, amending, converting, modifying, or terminating the Trust or the Trust Agreement;

(xi) expenses of maintaining communications with Unitholders, including the cost of preparation, printing, and mailing annual reports and other Unitholder reports, proxy statements and other reports required by governmental entities;

(xii) administrative service expenses (including related personnel costs) relating to, among other things, the services set forth in Paragraph 3(a) hereof); provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the Advisor receives a separate fee;

(xiii) audit, accounting and legal fees and other fees for professional services relating to the operations of the Trust and all such fees incurred at the request, or on behalf of, the Independent Trustees or any committee of the Board of Trustees;

(xiv) out-of-pocket costs for the Trust to comply with all applicable laws, regulations and ordinances; and

(xv) all other costs incurred by the Advisor in performing its duties hereunder.

(b) Expenses incurred by the Advisor on behalf of the Trust and Holdco and payable pursuant to this Paragraph 10 shall be reimbursed no less than monthly to the Advisor. The Advisor shall prepare a statement documenting the expenses of the Trust and Holdco and the calculation of the Asset Management Fee during each quarter, and shall deliver such statement to the Trust and Holdco within 45 days after the end of each quarter.

11. OTHER SERVICES. Should the Board of Trustees request that the Advisor or any director, officer or employee thereof render services for the Trust and Holdco other than set forth in Paragraph 3, such services shall be separately compensated at such rates and in such amounts as are agreed by the Advisor and the Independent Trustees of the Trust, subject to the limitations contained in the Trust Agreement, and shall not be deemed to be services pursuant to the terms of this Agreement.

12. [RESERVED]

13. OTHER ACTIVITIES OF THE ADVISOR. Nothing herein contained shall prevent the Advisor or any of its Affiliates from engaging in or earning fees from other activities, including, without limitation, the rendering of advice to other Persons and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates; nor shall this Agreement limit or restrict the right of any member, manager, director, officer, employee, or stockholder of the Advisor or its Affiliates to engage in or earn fees from any other business or to render services of any kind to any other partnership, corporation, firm, individual, trust or association and earn fees for rendering such services.

14. TERM; TERMINATION OF AGREEMENT. This Agreement shall continue in force throughout the duration of the existence of the Trust and shall terminate as of the date of termination of the Trust.

15. TERMINATION BY THE PARTIES. This Agreement may be terminated immediately by the Trust and/or Holdco or the Advisor for Cause (subject to any applicable cure period).

16. ASSIGNMENT TO AN AFFILIATE. This Agreement may be assigned by the Advisor to an Affiliate or Affiliates with the approval of a majority of the Board of Trustees (including a majority of the Independent Trustees). The Advisor may assign any rights to receive fees or other payments under this Agreement to any Person without obtaining the approval of the Board of Trustees. This Agreement shall not be assigned by the Trust or Holdco without the consent of the Advisor, except in the case of an assignment by the Trust or Holdco to a corporation, limited partnership or other organization which is a successor to all of the assets, rights and obligations of the Trust or Holdco, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Trust and Holdco are bound by this Agreement.

17. PAYMENTS TO AND DUTIES OF ADVISOR UPON TERMINATION.

(a) After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Trust or Holdco within 30 days after the effective date of such termination all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Advisor prior to termination of this Agreement.

(b) The Advisor shall promptly upon termination:

(i) pay over to the Trust and Holdco all money collected and held for the account of the Trust and Holdco pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(ii) deliver to the Board of Trustees a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board of Trustees;

(iii) deliver to the Board of Trustees all Assets and documents of the Trust and Holdco then in the custody of the Advisor; and

(iv) cooperate with the Trust and Holdco to provide an orderly management transition.

18. INDEMNIFICATION BY THE TRUST AND HOLDCO. The Advisor and its Affiliates, and the employees, managers and agents of the Advisor and its Affiliates (each an “Indemnified Person” and collectively the “Indemnified Persons”), shall, to the fullest extent permitted by law, be indemnified out of the Property against all claims, actions, liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by the Indemnified Persons in connection with the defense or disposition of any action, suit or other proceeding by the Trust, the Holdco or any other Person, whether civil or criminal, in which the Indemnified Person may be involved or with which the Indemnified Person may be threatened: (i) in the case of the Advisor or its affiliates, while in office or thereafter, by reason of such Indemnified Peron being or having been the Advisor or Affiliate of the Advisor, including, without limitation, in connection with or arising out of any action, suit or other proceeding based on any alleged breach of duty, neglect, error, misstatement, misleading statement, omission or act of any such the Advisor or Affiliate of the Advisor, employee or agent in such capacity; and (ii) in the case of any employees, managers and agents of the Advisor and its Affiliates, by reason of any such Person exercising or failing to exercise any right or power hereunder. The rights accruing to any Indemnified Person under these provisions shall not exclude any other right to which the Indemnified Person may be lawfully entitled; provided that no Indemnified Person may satisfy any right of indemnity or reimbursement granted herein, or to which the Indemnified Person may be otherwise entitled, except out of the Property. The Trust or Holdco may make advance payments in connection with indemnification under this Section 18, provided that the Indemnified Person shall have given a written undertaking to repay any amount advanced to the Indemnified Person and to reimburse the Trust or Holdco, as applicable, in the event that it is subsequently determined that the Indemnified Person is not entitled to such indemnification. The Trust and Holdco shall purchase such insurance as they believe, in the exercise of their discretion, adequately insures that each Indemnified Person shall be indemnified against any such claims, actions, liabilities and expenses pursuant to this Section18. Nothing contained herein shall restrict the right of the Trust or Holdco to indemnify or reimburse such Indemnified Person in any proper case, even though not specifically provided for herein, nor shall anything contained herein restrict the right of any such Indemnified Person to contribution under applicable law.

19. [RESERVED]

20. NOTICES. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Trust Agreement or accepted by the party to whom it is given, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:

To the Trustees and to the Trust:

DC Industrial Liquidating Trust

518 17th Street

17th Floor

Denver, CO 80202

To Holdco:

DC Liquidating Assets Holdco LLC

518 17th Street

17th Floor

Denver, CO 80202

To the Advisor:

DCG Liquidating Advisor LLC

518 17th Street

17th Floor

Denver, CO 80202

Any party may at any time give notice in writing to the other parties of a change in its address for the purposes of this Paragraph 20.

21. MODIFICATION. This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective successors or assignees.

22. SEVERABILITY. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

23. CONSTRUCTION. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Colorado.

24. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

25. INDULGENCES, NOT WAIVERS. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

26. GENDER. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

27. TITLES NOT TO AFFECT INTERPRETATION. The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

28. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Management Services Agreement as of the date and year first above written.

THE TRUST: DC INDUSTRIAL LIQUIDATING TRUST

By:	/s/ Joshua J. Widoff
Name:	Joshua J. Widoff
Title:	Executive Vice President, Secretary & General Counsel

HOLDCO: DC LIQUIDATING ASSETS HOLDCO LLC By DC Industrial Liquidating Trust, its managing member

By:	/s/ Joshua J. Widoff
Name:	Joshua J. Widoff
Title:	Executive Vice President, Secretary & General Counsel

THE ADVISOR: DCG LIQUIDATING ADVISOR LLC

By:	/s/ Gary M. Reiff
Name:	Gary M. Reiff
Title:	Executive Vice President & General Counsel

[Signature page to Management Services Agreement]

APPENDIX A

RETAINED PROPERTIES

Retained Property	Property Company	Location	City	State	Zip Code
Bluegrass DC II	IIT Bluegrass DC II LLC	NW corner of McFarland Parkway and McGinnis Ferry Road	Alpharetta	GA	30005

Redlands Distribution Center	IIT Redlands DC LP	NE Corner W. Lugonia and California St.	Redlands	CA	92374

Cajon DC	IIT Cajon DC LP	6207 N. Cajon Boulevard	San Bernardino	CA	92407

Lehigh Valley Crossing DC I	IIT Lehigh Valley Crossing DC I LLC	2929 Schoeneck Road	Macungie	PA	18062

Lehigh Valley Crossing DC II	IIT Lehigh Valley Crossing DC II LLC	3100 Alburtis Rd	Macungie	PA	18062

Lehigh Valley Crossing DC III	IIT Lehigh Valley Crossing DC III LLC	2918 Schoeneck Rd	Macungie	PA	18062

Tamarac Commerce Center II	IIT Tamarac Commerce Center II LLC	6201 North Nob Hill Rd	Tamarac	FL	33321

Tamarac Commerce Center III	IIT Tamarac Commerce Center III LLC	6900 Hiatus Rd	Tamarac	FL	33321

Miami DC III	IIT Miami DC III LLC	11001 NW 124th St	Medley	FL	33178

Miami DC III Land Bank	IIT Miami DC III Land LLC	10910 NW 124th St	Medley	FL	33178

Miami DC IV	IIT Miami DC IV LLC	11040 NW 124th St	Medley	FL	33178